UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): August 18, 2025
Serina Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-38519	82-1436829
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
601 Genome Way, Suite 2001
Huntsville, Alabama 35806
(Address of principal executive offices)
(256) 327-9630
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.0001 per share	SER	NYSE American
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On August 18, 2025, the Board of Directors of Serina Therapeutics, Inc. (the “Company”) amended the Company’s Amended and Restated Bylaws (the “Bylaws Amendment”) to (i) provide a number of safe harbor procedures for acts or transactions involving the Company in which one or more directors or officers as well as controlling stockholders and members of control groups have interests or relationships that might render them interested or not independent with respect to the act or transaction and (ii) supplement the forum selection clause in Section 9.2 of the Company’s Amended and Restated Certificate of Incorporation to expand the coverage of the forum selection clause to include claims of stockholders, when acting in their capacity as stockholders or in the right of the corporation, if such claims relate to the business of the corporation, the conduct of its affairs, or the rights or powers of the corporation or its stockholders, directors or officers.

The foregoing description of the Bylaws Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Bylaws Amendment attached hereto as Exhibit 3.1 and incorporated herein by reference.
Item 9.01 - Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

3.1	Second Amendment to Amended and Restated Bylaws of Serina Therapeutics, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERINA THERAPEUTICS, INC.

Date: August 22, 2025	By:	/s/ Gregory S. Curhan
Chief Financial Officer